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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc., of our report dated October 31, 1997 with respect to the consolidated financial statements of National-Oilwell, Inc. included in this Current Report (Form 8-K).

Form                 Description
----                 -----------
 S-8                 Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and
                     Value Appreciation and Incentive Plan B

 S-8                 Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as
                     amended and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements


                                                             ERNST & YOUNG LLP


Houston, Texas
November 4, 1997